CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-237966) of United States Steel Corporation of our report dated June 17, 2022 relating to the financial statements and supplemental schedule of the U.S. Steel Tubular Services Savings Plan which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
June 17, 2022
PricewaterhouseCoopers LLP, 301 Grant Street, Suite 4500, Pittsburgh, PA 15219
T: (412) 355-6000, www.pwc.com/us